SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): OCTOBER 25, 2002


                                 ARTISOFT, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                  000-19462                     86-0446453
(State or Other Jurisdiction       (Commission                 (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)


           5 CAMBRIDGE CENTER
        CAMBRIDGE, MASSACHUSETTS                                        02142
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: (617) 354-0600


                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

     Artisoft, Inc. is filing this Current Report on Form 8-K for the purpose of filing with the Securities and Exchange Commission a description of the capital stock of Artisoft as set forth below.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock summarizes the material terms and provisions of these securities. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws. The terms of these securities may also be affected by the General Corporation Law of Delaware.

GENERAL

     Under our certificate of incorporation our authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share, and 11,433,600 shares of preferred stock, $1.00 par value per share.

COMMON STOCK

     As of the date of this Current Report on Form 8-K, we had 17,750,913 shares of common stock issued and outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

     VOTING. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

     DIVIDENDS. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

     LIQUIDATION. If we are dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

     OTHER RIGHTS AND RESTRICTIONS. Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. The rights, preferences and privileges of the common stock are subject to the rights of the holders of shares of any series of preferred stock which may be outstanding.

     LISTING. Our common stock is listed on the NASDAQ SmallCap Market under the symbol "ASFT".

     TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for our common stock is ComputerShare Investor Services.

PREFERRED STOCK

     As of the date of this Current Report on Form 8-K, we had 2,800,000 shares of preferred stock outstanding, all of which have been designated as series B preferred stock. Our certificate of incorporation authorizes our board of

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directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. The general terms of our undesignated preferred stock are summarized below under the caption "Undesignated Preferred Stock."

     As of the date of this Current Report on Form 8-K, our board of directors had designated 2,800,000 shares of preferred stock as "Series B Convertible Preferred Stock." The material rights, preferences and privileges of the series B preferred stock are summarized below.

     As of the date of this Current Report on Form 8-K, our board of directors had designated 50,000 shares of preferred stock as "Series A Participating Preferred Stock". The material rights, preferences and privileges of the series A preferred stock are summarized below.

     SERIES B PREFERRED STOCK

     As of the date of this Current Report on Form 8-K, there were 2,800,000 shares of series B preferred stock outstanding. The following description is a summary of the material terms of our series B preferred stock. It does not restate these terms in their entirety. We urge you to read our certificate of incorporation and bylaws because they, and not this description, define the rights of holders of series B preferred stock. This summary of our series B preferred stock is not complete and is qualified by reference to our certificate of incorporation and bylaws.

     VOTING. Each share of series B preferred stock is entitled to one vote for each share of common stock that would be issuable to the holder upon the conversion of the series B preferred stock into common stock. Except as summarized below, each share of series B preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders.

     The holders of the series B preferred stock, voting as a separate class, have the right to elect two members of our board of directors. The rights of the holders of the series B preferred stock to elect such directors terminate on the first date on which less than 933,333 shares, subject to adjustment, of series B preferred stock are outstanding. The term of office of any directors elected pursuant to the class voting rights of the series B preferred stock will terminate, subsequent to the termination of such class voting rights, on the earlier to occur of (1) the date three months subsequent to the termination of such rights and (2) the annual meeting of stockholders of Artisoft immediately following the termination of such rights.

     We have entered into a voting agreement dated February 28, 2002 with the holders of our series B preferred stock, pursuant to which the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class.

     DIVIDENDS. Dividends on the series B preferred stock may be declared and paid from time to time as determined by the board of directors. We may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends paid in common stock) unless the holders of series B preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of series B preferred stock equal to the product of (1) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of series B preferred stock is then convertible.

     LIQUIDATION. If we liquidate, dissolve or wind up, then the holders of series B preferred stock will be entitled, before any distributions are made to the holders of the common stock, or any other class or series of capital stock of Artisoft ranking junior to the series B preferred stock as to such distributions, to be paid an amount equal to $2.50 per share, subject to adjustment.

     For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the series B preferred stock then outstanding, a consolidation or merger of Artisoft into or with another entity or the sale of all or substantially all of our assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock

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of Artisoft, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Artisoft or its successor, will be treated as a liquidation, dissolution or winding up of Artisoft.

     ADJUSTMENTS FOR STOCK SPLITS AND OTHER EVENTS. In the event that we declare a dividend on our common stock that is payable in common stock or we effect a subdivision, combination or consolidation of the outstanding shares of our common stock into a greater or lesser number of shares, then the dividend and liquidation amounts payable to holders of series B preferred stock will be increased or reduced in proportion to the resulting increase or decrease in the total number of shares of common stock outstanding.

     CERTAIN RESTRICTIONS. If at least 933,333 shares, subject to adjustment, of series B preferred stock are outstanding, then without the prior consent of the holders of a majority of the outstanding series B preferred stock, we may not:

     *    declare or pay dividends, subject to limited exceptions;

     * redeem or repurchase or otherwise acquire any of our capital stock, subject to limited exceptions;

     * authorize, create, designate, establish or issue (1) an increased number of shares of series B preferred stock or (2) any other class or series of capital stock ranking senior to or on parity with the series B preferred stock or reclassify any shares of common stock into shares having preference or priority over series B preferred stock unless such newly issued shares rank on a parity with the series B preferred stock and are sold at a price equal to or above the conversion price of the series B preferred stock immediately prior to issuance; or

     * except in limited circumstances, amend, alter or repeal, whether by merger, consolidation or otherwise, the certificate of incorporation or bylaws of Artisoft or the resolutions contained in the certificate of designations of the series B preferred stock and the rights, preferences, qualifications, limitations and restrictions thereof which, in any case, would adversely affect the rights or voting power of the series B preferred stock or would change the number of authorized shares of series B preferred stock or any stock ranking prior thereto or which would increase the size of the board of directors to more than nine members.

     CONVERSION. The holders of the series B preferred stock have the right, at any time and at their option, to convert each share of series B preferred stock into a number of shares of our common stock determined by dividing the then-applicable per share liquidation preference of the series B preferred stock by the then-applicable per share conversion price of the series B preferred stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by Artisoft. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock, or securities exercisable for or convertible into our common stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price will be reduced to equal the per share price of the issued securities. Following our sale of 1,904,800 shares of our common stock on September 27, 2002 at a purchase price equal to $1.05 per share, the conversion price of our series B preferred stock was reduced from $2.50 to $1.05 per share.

     CONVERSION AT THE OPTION OF THE COMPANY. In the event that the closing bid price of a share of our common stock as traded on the Nasdaq National Market (or such other exchange as the common stock may then be listed) exceeds $5.00, subject to adjustment, for thirty consecutive trading days and all of the shares of common stock issuable upon conversion of the series B preferred stock are registered pursuant to an effective registration statement, we, upon ten days written notice to the holders of the series B preferred stock, shall have the right to effect the automatic conversion of the series B preferred stock, without any action by the holders thereof, into a number of shares of common stock calculated pursuant to the terms of the series B preferred stock.

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     SERIES A PREFERRED STOCK

     Our board has reserved the series A preferred stock for issuance. The series A preferred stock was originally designated in connection with Artisoft's adoption of a shareholder rights plan. The shareholder rights plan has since terminated. The series A preferred stock remains designated and reserved for issuance. As of the date of this Current Report on Form 8-K, there were no shares of series A preferred stock outstanding. The following description is a summary of the material terms of our series A preferred stock. It does not restate these terms in their entirety. We urge you to read our certificate of incorporation and bylaws because they, and not this description, define the rights of holders of series A preferred stock. This summary of our series A preferred stock is not complete and is qualified by reference to our certificate of incorporation and bylaws.

     VOTING. Each share of series A preferred stock is entitled to 1,000 votes, subject to adjustment. Except as summarized below, each share of series A preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders.

     DIVIDENDS. With respect to the payment of dividends and the distribution of assets, the series A preferred stock ranks junior to all series of all other series of preferred stock, unless the terms of a particular series provide otherwise. The holders of shares of series A preferred stock are entitled to receive when, as and if declared by the board of directors, cash dividends equal to 1,000 times the per share amount of all cash dividends and 1,000 times the per share amount of all non-cash dividends, other than dividends payable in common stock or by a subdivision of the outstanding common stock, which have been declared on the common stock since the preceding quarterly dividend payment date. Dividends on the series A preferred stock are payable quarterly on the last day of March, June, September and December each year.

     Our board of directors must declare a dividend on the series A preferred stock after it declares any dividend on the common stock, other than dividends payable in common stock. Dividends begin to accrue and accumulate on outstanding shares of series A preferred stock from the quarterly dividend payment date preceding the date of issuance of such shares.

     LIQUIDATION. If we liquidate, dissolve or wind up, then:

     * we must pay the holders of outstanding shares of series A preferred stock, before we make any payment to the holders of shares of stock ranking junior to the series A preferred stock, an amount equal to accrued and unpaid dividends, whether or not declared, plus an amount equal to the greater of (1) $1,000 per share or (2) an amount equal to 1,000 times the amount to be paid to holders of common stock; and

     * we may not make any distribution to the holders of shares of stock ranking on a parity with the series A preferred stock, except for distributions made ratably to the holders of series A preferred stock and other preferred stocks.

     For purposes of this liquidation preference, neither the consolidation, merger or other business combination of us with another entity nor the sale of all or any of our property, assets or business will be treated as a liquidation, dissolution or winding up of Artisoft.

     MERGER, CONSOLIDATION, ETC. If we are a party to any merger, consolidation or similar transaction in which shares of common stock are exchanged or changed into stock or securities of another entity, cash or property of another entity, then the series A preferred stock will be exchanged or changed into an amount per share equal to 1,000 times the amount of consideration into which or for which each share of common stock is changed or exchanged in such merger, consolidation or similar transaction.

     ADJUSTMENTS FOR STOCK SPLITS AND OTHER EVENTS. In the event that we declare a dividend on our common stock that is payable in common stock or we effect a subdivision, combination or consolidation of the outstanding shares of our common stock into a greater or lesser number of shares, then the dividend, liquidation and merger or consolidation amounts payable to holders of series A

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preferred stock will be increased or reduced in proportion to the resulting increase or decrease in the total number of shares of common stock outstanding.

     CERTAIN RESTRICTIONS. If any quarterly dividends payable on the series A preferred stock are in arrears, then, until all of these unpaid dividends have been paid in full, we may not:

     * declare or pay dividends on any shares of stock ranking junior to the series A preferred stock;

     * declare or pay any dividends on any shares of stock ranking on parity with the series A preferred stock, except ratably among all of these parity stocks;

     * redeem any stock ranking junior to the series A preferred stock, unless we redeem the junior stock by issuing additional shares of stock ranking junior to the series A preferred stock; or

     * redeem any shares of series A preferred stock or shares of stock ranking on a parity with the shares of series A preferred stock, except in accordance with a purchase offer to all holders of these series or classes upon terms that the board of directors deems fair and equitable.

     We may not permit any of our subsidiaries to purchase any of our shares of stock, unless we are able at such time to purchase shares in accordance with the terms described in the preceding paragraph.

     REDEMPTION. We may not redeem the series A preferred stock.

     FRACTIONAL SHARES. We may issue the series A preferred stock in fractions of a single share. Each fractional share of series A preferred stock will have proportionate voting, dividend, liquidation and other rights as discussed above.

     UNDESIGNATED PREFERRED STOCK

     Our board of directors will determine the designations, preferences, limitations and relative rights of our undesignated preferred stock. These include:

     *    the designation of the series and the number of shares offered;

     *    the amount of the liquidation preference per share;

     *    the offering price of the shares to be sold;

     * the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

     *    any redemption or sinking fund provisions;

     *    any conversion or exchange rates;

     *    any antidilution provisions;

     * any additional voting and other rights, preferences, privileges and restrictions;

     *    any listing of the series on an exchange;

     * the relative ranking of the series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

     *    any other terms of the series.

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     The liquidation price or preference of any series of preferred stock is not indicative of the price at which the shares will actually trade after the date of issuance.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will issue preferred stock under these circumstances only if it determines that the issuance is in our best interests and in the best interest of our stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquiror from attempting to acquire us in a manner that changes the composition of our board of directors, even when a majority of our stockholders believe that an acquisition under these circumstances would be in their best interests or when stockholders would receive a premium for their stock over the then current market price.

WARRANTS

     We have outstanding warrants to purchase up to 2,800,000 shares of our common stock, issued on August 8, 2001 and November 14, 2001 pursuant to a purchase agreement dated August 8, 2001. Following the sale of 1,904,800 shares of our common stock on September 27, 2002, the per share exercise price of each warrant issued in August and November 2001 was reduced from $3.75 to $1.05. The number of shares issuable upon exercise and the per share exercise price of the warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the per share exercise price of the warrants is also subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. In the event of such an issuance, the per share exercise price of the warrants will be reduced to equal the per share price of that issuance. The warrants may be exercised at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price or by means of a "net exercise" feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price. This net exercise right is generally limited to times when Artisoft is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under Artisoft's registration rights agreement with respect to those shares. We may, at our option, demand that the warrants be exercised in the event that the closing per share bid price of our common stock as traded on the Nasdaq National Market (or such other exchange as the common stock may then be listed) exceeds $7.50, subject to adjustment, for 30 consecutive trading days and all of the shares of common stock underlying the warrants are registered for resale pursuant to an effective registration statement or are no longer required to be so registered. The warrants will expire on September 30, 2006.

     We also have outstanding warrants to purchase up to 50,000 shares of our common stock at an exercise price of $6.994 per share, subject to adjustment, originally issued on January 18, 2000. The warrants may be exercised at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price. The warrants will expire on January 18, 2003.

REGISTRATION RIGHTS

     Under the terms of a registration rights agreement dated August 8, 2001, we have filed with the SEC registration statements, with respect to the resale or other disposal of an aggregate of 5,600,000 shares of common stock or interests therein in privately negotiated transactions or otherwise.

     We have also agreed to file one or more registration statements with the SEC covering the resale or other disposal of any shares of common stock or interests therein that may be issued upon conversion of shares of our series B preferred stock or upon exercise of the common stock purchase warrants issued under our purchase agreement dated August 8, 2001 due to the price-related anti-dilution protection provisions of those shares or warrants.

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     The registration statements described in the preceding two paragraphs must have been filed with and been declared effective by the SEC by dates calculated under the registration rights agreement dated August 8, 2001. If these filing dates and effective dates are not met, we are required to pay liquidated damages in an amount equal to 1.5% of the purchase price of the securities for any month or pro rata for any portion of any month by which the applicable dates have lapsed. We have also agreed to prepare and file amendments and supplements to these registration statements to the extent necessary to keep the registration statements effective until the shares are no longer required to be registered for the resale or other disposal thereof by the holders of those securities.

     Under the terms of a registration rights agreement dated September 27, 2002, we have agreed to file with the SEC a registration statement, with respect to the resale or other disposal of an aggregate of 1,904,800 shares of common stock or interests therein in privately negotiated transactions or otherwise. We sold the shares of common stock on September 27, 2002 at a per share price of $1.05. We have also agreed to prepare and file amendments and supplements to this registration statement to the extent necessary to keep the registration statement effective until the shares are no longer required to be registered for the resale or other disposal thereof by the holders of those securities.

     The 1,904,800 shares of common stock sold on September 27, 2002 are subject to purchase price adjustments during the 24-month period following the first effective date of the registration statement filed by Artisoft covering the resale of those shares. With limited exceptions, if during this purchase price adjustment period, Artisoft issues or sells or is deemed to issue or sell shares of common stock at a per share price lower than $1.05, the per share purchase price of the shares of common stock issued and sold under the August 2002 purchase agreement will be deemed to be reduced to that lower price and Artisoft will be obligated to issue additional shares of common stock to the investors. Artisoft will issue additional shares of common stock in an amount equal to (1) $2,000,040 divided by the price at which the additional shares were sold minus
(2) the total number of shares of common stock originally purchased by the investors and subsequently acquired by the investors pursuant to any previous price adjustments. We have agreed to file one or more registration statements with the SEC covering the resale or other disposal of any shares of common stock or interests therein that may be issued as a result of the purchase price adjustment provisions applicable to the 1,904,800 shares of common stock sold on September 27, 2002.

     The registration statements described in the preceding two paragraphs must have been filed with and been declared effective by the SEC by dates calculated under the registration rights agreement dated September 27, 2002. If these filing dates and effective dates are not met, we are required to pay liquidated damages in an amount equal to 1.5% of the purchase price of the securities for any month or pro rata for any portion of any month by which the applicable dates have lapsed. We have also agreed to prepare and file amendments and supplements to these registration statements to the extent necessary to keep the registration statements effective until the shares are no longer required to be registered for the resale or other disposal thereof by the holders of those securities.

DELAWARE LAW

     BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     BUSINESS COMBINATIONS. Our certificate of incorporation provides that, subject to limited exceptions, any "business combination" with an "interested stockholder" shall require, in addition to any vote required by law, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all of the then outstanding shares of stock entitled to vote thereon, excluding the shares of stock owned by the interested stockholder. A "business combination" includes mergers, asset sales, liquidation, reclassification of securities and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested

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stockholder" is a person who (1) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock; or (2) is an affiliate or associate of Artisoft and at any time within the two-year period immediately prior to the date in question was the beneficial owner of stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.

     BOARD OF DIRECTORS. Our certificate of incorporation and bylaws provide, subject to the rights of holders of our preferred stock, that:

     * the board of directors be divided into three classes, as nearly equal in size as possible, with staggered three-year terms,

     *    directors may be removed by the stockholders only for cause, and

     * any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

     The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

     STOCKHOLDER MEETINGS. The certificate of incorporation and bylaws also provide that:

     * any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting, and

     * special meetings of the stockholders may only be called by the Chairman of the Board of Directors, the President or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

     These provisions could delay until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding securities.

     AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the vote of the holders of at least 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal the foregoing provisions relating to the election, removal and classification of members of our board of directors. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of a majority of the outstanding capital stock entitled to vote thereon. However, certain sections of the bylaws dealing with special meetings of stockholders, notice of business to be conducted at the meetings of stockholders, the number and election and classification of directors, and the indemnification of directors and officers may only be altered, amended, rescinded or repealed by the affirmative vote of the holders of 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote thereon.

     LIMITATION OF LIABILITY AND INDEMNIFICATION. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENT OF BUSINESS ACQUIRED.

         None

         (b)      PRO FORMA FINANCIAL INFORMATION.

         None

         (c)      EXHIBITS.


Exhibit No.    Description
-----------    -----------

99.1 The Registrant's Certificate of Incorporation, as amended, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.2 The Registrant's Bylaws were filed with the SEC as an exhibit to the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001 and are incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ARTISOFT, INC.

                                      By: /s/ MICHAEL J. O'DONNELL
                                          --------------------------------------
                                          Name: Michael J. O'Donnell
Date: October 25, 2002                    Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1 The Registrant's Certificate of Incorporation, as amended, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.2 The Registrant's Bylaws were filed with the SEC as an exhibit to the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001 and are incorporated herein by reference.